UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GENERAL MARITIME CORPORATION
(Name of Registrant as Specified In Its Charter)
______________________________________________________________________________________________
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In connection with our Annual Meeting of Shareholders to be held on May 18, 2006, General Maritime Corporation sent the following information today to a shareholder. Such information outlines recommendations that our senior management will make to our Board of Directors regarding our Rights Agreement, dated as of December 5, 2005, between General Maritime Corporation and Mellon Investor Services LLC, as Rights Agent. A copy of the Rights Agreement can be found by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on December 7, 2005 (Commission File No. 001-16531).

The management of General Maritime Corporation will recommend to the Company’s Board of Directors no later than the date of the meeting at which the Board will consider the amount of the dividend for the Company's second quarter ended June 30, 2006 that the Board amend the Rights Agreement, dated as of December 5, 2005, between General Maritime Corporation and Mellon Investor Services LLC, as Rights Agent, to change the Expiration Date (as defined therein) from December 5, 2015 to December 5, 2010.